EXHIBIT 99.01
15988 SILVER PASS ROAD, P.O. BOX 51, EUREKA, UTAH 84628
Genco Resources Ltd. Voluntarily Dismisses Complaint
EUREKA, UTAH — January 15, 2009 (NASD: CFCM.PK)
On January 9, 2008, Genco Resources Ltd., a Canadian mining company and the majority shareholder of Chief Consolidated Mining voluntarily dismissed without prejudice its legal action initially filed on December 12, 2008, in the United States District Court for the District of Arizona against Chief, certain of its directors and officers and Andover Ventures, Inc. for alleged breaches of agreements respecting Andover’s proposed purchase from Genco of its controlling interest in Chief. Paul Eagland, President of Chief stated, “We are pleased to have this matter behind us and look forward to the rebuilding and expansion of the opportunities we see in Chief’s assets.”
About Chief Consolidated Mining: Chief is engaged in the exploration and development of approximately 19,000 acres of mining properties and other land near Eureka, Utah.
For further information, please contact:
Paul Eagland
President
Chief Consolidated Mining Company
15988 Silver Pass Road
P.O. Box 51, Eureka, Utah 84628
Tel: (604) 682-2168